EXHIBIT 99.1

Spirit Airlines Increases Second Quarter Adjusted Net Income 35.4%
While Lowering Average Base Fare per Flight Segment to $81.06

MIRAMAR, FLORIDA (July 24, 2012) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2012 financial results.

•
Net income, excluding special items, for the second quarter 2012 increased 35.4 percent to $35.3 million, or $0.49 per diluted share, as compared to pro forma second quarter 2011 net income.[1] GAAP net income for second quarter 2012 was $34.6 million, or $0.48 per diluted share.

•
For the second quarter of 2012, the Company grew its operating margin, excluding special items, by 1.5 points to 16.3 percent as compared to second quarter 2011.[1] Operating margin on a GAAP basis was 15.9 percent for the second quarter of 2012.

•	Adjusted EBITDAR margin for the second quarter 2012 was 27.6 percent, up 1.7 points year-over-year.

•	Spirit ended the second quarter 2012 with $415.0 million in unrestricted cash.

“We are proud to offer the lowest fares in our markets, which creates value for both our customers and our shareholders,” said Ben Baldanza, Spirit's President and Chief Executive Officer. “We can do this today because of our defined cost advantage.  And, as we grow and aggressively work to capture cost efficiencies, we are confident in our ability to lower our unit costs and expand our already significant competitive advantage.”
Revenue Performance
For the second quarter 2012, Spirit's total operating revenue was $346.3 million, an increase of $70.4 million, or 25.5 percent, compared to second quarter 2011 on a capacity increase of 16.5 percent.

Total revenue per available seat mile (“RASM”) increased to 12.25 cents, up 7.7 percent compared to the second quarter 2011, driven by total operating yields which increased 9.1 percent year-over-year to 14.44 cents.

Passenger flight segment ("PFS") volume grew 18.8 percent year-over-year in the second quarter 2012 with total revenue per PFS of $132.53, an increase of 5.7 percent as compared to the second quarter 2011. Spirit has continued its strategy to offer low base fares while increasing revenue from non-ticket sources. Average non-ticket revenue per PFS for the second quarter 2012 increased 18.6 percent year-over-year to $51.47 and average ticket revenue per PFS for the quarter decreased 1.1 percent year-over-year to $81.06.

Cost Performance
Total operating expenses in the second quarter 2012 were $291.2 million, up 20.9 percent compared to the same period in 2011, primarily due to expenses associated with increased flight volume. Other expense drivers included higher airport and crew-related costs as a result of network scope changes, and passenger re-accommodation costs associated with a greater percentage of flight cancellations.

Cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) for the second quarter 2012 was 6.05 cents, an increase of 11.8 percent year-over-year. Average stage length for the second quarter 2012 decreased 3.2 percent compared to the second quarter 2011, contributing an estimated 1.8 percentage points of the

(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.

11.8 percent year-over-year increase in Adjusted CASM ex-fuel. Other primary drivers of Adjusted CASM ex-fuel included start-up costs related to Spirit's preventative seat maintenance program and passenger re-accommodation costs associated with flight cancellations.

Start-up costs related to the Company's seat maintenance program were approx $3 million in the second quarter. The Company estimates it will incur additional start-up costs related to this program of about $4.5 million in the second half of 2012.

Selected Balance Sheet and Cash Flow Items
At the end of the second quarter 2012, Spirit had $415.0 million in unrestricted cash and cash equivalents and no restricted cash balance. As of June 30, 2012, the Company had no debt on its balance sheet and total shareholders' equity of $527.3 million.

During the second quarter, the Company had capital expenditures of $9.4 million which included the purchase of one spare engine, paid $7.4 million in pre-delivery deposits ("PDPs") for future deliveries of aircraft and spare engines, had $10.7 million of PDPs returned related to aircraft delivered in the quarter, and paid $11.8 million in maintenance reserves, net of reimbursements. In addition, during the second quarter, the Company paid $26.9 million to its pre-IPO stockholders under the terms of a Tax Receivable Agreement.

Fleet
Spirit took delivery of two A320s in the second quarter, ending the quarter with 42 aircraft in its fleet. Spirit expects to take delivery of two additional A320s before year-end 2012.

Second Quarter 2012 and Other Current Highlights
Recently added/announced new service between (service start date):

- Denver and Chicago (5/3/12)	- Dallas/Fort Worth and Houston (9/20/12)
- Denver and Dallas/Fort Worth (5/3/12)	- Chicago and Tampa (11/8/12)*
- Denver and Fort Lauderdale (5/3/12)	- Chicago and Phoenix/Mesa (11/8/12)*
- Denver and Las Vegas (5/3/12)	- Minneapolis/St. Paul and Fort Lauderdale (11/8/12)*
- Dallas/Fort Worth and Myrtle Beach (5/3/12)	- Minneapolis/St. Paul and Fort Myers (11/8/12)*
- Dallas/Fort Worth and Tampa (5/3/12)	- Dallas/Fort Worth and Fort Myers (11/8/12)*
- Atlantic City and Atlanta (5/17/12)*	- Boston and Fort Myers (11/8/12)*
- Latrobe/Pittsburgh and Orlando (5/17/12)	- Dallas/Fort Worth and New Orleans (1/24/13)
- Minneapolis/St. Paul and Chicago (5/31/12)	- Dallas/Fort Worth and Oakland (4/25/13)
- Minneapolis/St. Paul and Las Vegas (5/31/12)	- Dallas/Fort Worth and Los Angeles (4/25/13)
- Dallas/Fort Worth and Toluca/Mexico City (6/21/12)	- Dallas/Fort Worth and Minneapolis/St. Paul (4/26/13)
- Dallas/Fort Worth and Detroit (6/21/12)	- Dallas/Fort Worth and Philadelphia (4/26/13)
- Dallas/Fort Worth and San Diego (6/21/12)	- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)
- Dallas/Fort Worth and Portland, Oregon (6/21/12)	- Dallas/Fort Worth and Los Cabos, Mexico**
- Dallas/Fort Worth and Baltimore/Washington (9/6/12)	- Dallas/Fort Worth and Cancun, Mexico**
- Fort Lauderdale and Baltimore/Washington (9/6/12)	- San Diego and Los Cabos, Mexico**

*Seasonal service only
**Spirit has filed with the U.S. Department of Transportation ("DOT") to begin nonstop service between Dallas/Fort Worth and Los Cabos, Mexico and between San Diego and Los Cabos, Mexico. Schedules will be announced upon receipt of necessary governmental approval. The DOT has recently approved Spirit's application to begin nonstop service between Dallas/Fort Worth and Cancun, Mexico and schedules will soon be announced.

Investors are also urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, July 24, 2012, at 1:00 p.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations within the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the management of future maintenance costs related to the Company's seat maintenance program, the delivery schedule of aircraft on order and announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell (954) 918-9432

Manuel Jaquez (Latin America & Caribbean)
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2012	2011	Change	2012	2011	Change
Operating revenues:
Passenger	$211,812	$180,418	17.4	$391,890	$333,698	17.4
Non-ticket	134,496	95,473	40.9	255,913	174,855	46.4
Total operating revenue	346,308	275,891	25.5	647,803	508,553	27.4
Operating expenses:
Aircraft fuel	120,233	107,322	12.0	228,958	188,234	21.6
Salaries, wages and benefits	53,489	45,173	18.4	106,143	88,366	20.1
Aircraft rent	36,060	29,081	24.0	68,933	56,789	21.4
Landing fees and other rents	17,066	13,007	31.2	32,180	24,662	30.5
Distribution	14,738	13,037	13.0	28,939	24,969	15.9
Maintenance, materials and repairs	13,558	7,480	81.3	23,972	15,538	54.3
Depreciation and amortization	3,327	1,691	96.7	6,197	3,237	91.4
Other operating	32,657	21,826	49.6	59,680	42,559	40.2
Loss on disposal of assets	33	35	na	482	35	na
Special charges (1)	15	2,280	na	(57)	2,361	na
Total operating expenses	291,176	240,932	20.9	555,427	446,750	24.3
Operating income	55,132	34,959	57.7	92,376	61,803	49.5
Other (income) expense:
Interest expense	794	9,678	na	1,334	23,964	na
Capitalized interest	(794)	(1,039)	na	(1,334)	(2,076)	na
Interest income	(180)	(71)	na	(595)	(157)	na
Other expense	84	76	na	127	124	na
Total other (income) expense	(96)	8,644	na	(468)	21,855	na
Income before income taxes	55,228	26,315	109.9	92,844	39,948	132.4
Provision for income taxes	20,637	9,398	119.6	34,834	15,148	130.0
Net income	$34,591	$16,917	104.5	$58,010	$24,800	133.9
Net income per share, basic	$0.48	$0.41	17.1	$0.80	$0.73	9.6
Net income per share, diluted	$0.48	$0.41	17.1	$0.80	$0.72	11.1
Weighted average shares, basic	72,379	41,493	74.4	72,336	33,962	113.0
Weighted average shares, diluted	72,584	41,769	73.8	72,542	34,270	111.7

(1) Special charges for 2011 include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$414,977	$343,328
Accounts receivable, net	24,936	15,425
Deferred income taxes	17,982	20,738
Other current assets	81,668	63,217
Total current assets	539,563	442,708
Property and equipment:
Flight equipment	10,698	4,182
Ground and other equipment	51,365	46,608
Less accumulated depreciation	(30,127)	(27,580)
	31,936	23,210
Deposits on flight equipment purchase contracts	84,291	91,450
Prepaid aircraft maintenance to lessors	117,560	120,615
Security deposits and other long-term assets	96,175	67,830
Total assets	$869,525	$745,813
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$28,599	$15,928
Air traffic liability	145,085	112,280
Other current liabilities	117,479	98,856
Total current liabilities	291,163	227,064
Long-term deferred income taxes	22,191	12,108
Deferred credits and other long-term liabilities	28,848	39,935
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	499,599	496,136
Treasury stock	(985)	(129)
Retained earnings (deficit)	28,702	(29,308)
Total shareholders’ equity	527,323	466,706
Total liabilities and shareholders’ equity	$869,525	$745,813

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2012	2011
Net cash provided by operating activities	$97,420	$37,902
Investing activities:
Proceeds from sale of property and equipment	9,074	5,537
Pre-delivery deposits for flight equipment, net of refunds	4,738	(20,091)
Purchase of property and equipment, net	(19,218)	(7,305)
Net cash used in investing activities	(5,406)	(21,859)
Financing activities:
Proceeds from issuance of common stock	303	171,014
Payments on debt	—	(20,564)
Proceeds from sale leaseback transactions	5,627	—
Payments on tax receivable agreement	(26,905)	—
Excess tax benefits from share-based compensation	1,466	—
Repurchase of restricted common stock	(856)	(757)
Debt issuance costs	—	8
Net cash provided by (used in) financing activities	(20,365)	149,701
Net increase in cash and cash equivalents	71,649	165,744
Cash and cash equivalents at beginning of period	343,328	82,714
Cash and cash equivalents at end of period	$414,977	$248,458
Supplemental disclosures
Cash payments for:
Interest paid	$287	$2,615
Taxes paid	$21,819	$187
Non-cash transactions
Exchange of Notes due to related parties for common stock	$—	$279,206
Exchange of mandatorily redeemable preferred stock for common stock	$—	$81,747
Liability and offsetting reduction to equity recorded related to tax receivable agreement	$—	$35,889

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	2,826,916	2,425,642	16.5%
Revenue passenger miles (RPMs) (thousands)	2,397,663	2,083,804	15.1%
Load factor (%)	84.8	85.9	(1.1	) pts
Passenger flight segments (thousands)	2,613	2,200	18.8%
Block hours	48,147	41,815	15.1%
Operating revenue per ASM (RASM) (cents)	12.25	11.37	7.7%
Average yield (cents)	14.44	13.24	9.1%
Average ticket revenue per passenger flight segment ($)	81.06	82.00	(1.1)%
Average non-ticket revenue per passenger flight segment ($)	51.47	43.39	18.6%
Total revenue per passenger flight segment ($)	132.53	125.39	5.7%
CASM (cents)	10.30	9.93	3.7%
Adjusted CASM (cents) (1)	10.26	9.70	5.8%
Adjusted CASM ex-fuel (cents) (2)	6.05	5.41	11.8%
Fuel gallons consumed (thousands)	35,829	31,264	14.6%
Average economic fuel cost per gallon ($)	3.32	3.32	—
Aircraft at end of period (3)	42	35	20.0%
Average daily Aircraft utilization (hours)	12.9	13.1	(1.5)%
Average stage length (miles)	902	932	(3.2)%
Airports served at end of period	51	45	13.3%

	Six Months Ended June 30,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	5,415,930	4,625,739	17.1%
Revenue passenger miles (RPMs) (thousands)	4,592,013	3,931,084	16.8%
Load factor (%)	84.8	85.0	(0.2	) pts
Passenger flight segments (thousands)	4,962	4,063	22.1%
Block hours	92,620	79,965	15.8%
Operating revenue per ASM (RASM) (cents)	11.96	10.99	8.8%
Average yield (cents)	14.11	12.94	9.0%
Average ticket revenue per passenger flight segment ($)	78.97	82.14	(3.9)%
Average non-ticket revenue per passenger flight segment ($)	51.57	43.04	19.8%
Total revenue per passenger flight segment ($)	130.54	125.18	4.3%
CASM (cents)	10.26	9.66	6.2%
Adjusted CASM (cents) (1)	10.22	9.54	7.1%
Adjusted CASM ex-fuel (cents) (2)	6.02	5.54	8.7%
Fuel gallons consumed (thousands)	68,559	59,436	15.3%
Average economic fuel cost per gallon ($)	3.32	3.12	6.4%
Average daily Aircraft utilization (hours)	12.9	12.9	—

(1)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge losses, and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(3)	Count excludes one aircraft temporarily leased from a third-party provider. The temporary lease began June 11, 2012 and is expected to continue through August 11, 2012.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items, as well as pro forma results reflecting the IPO and related recapitalization, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
		Pro forma
(in thousands, except per share data)	2012	2011 (1)
Net income, as reported	$34,591	$16,917
Add: Provision for income taxes	20,637	9,398
Income before income taxes, as reported	55,228	26,315

Add: Unrealized mark-to-market losses	1,123	3,457
Add special items:
Loss on disposal of assets	33	35
Special charges	15	2,280
Income before income taxes, non-GAAP (2)	56,399	32,087

Add: Interest expense	—	9,678
Income before income taxes, non-GAAP (2)	56,399	41,765
Provision for income taxes (3)	21,075	15,685
Adjusted net income, non-GAAP (2)	$35,324	$26,080

Weighted average shares, basic	72,379	72,114
Weighted average shares, diluted (3)	72,584	72,390

Adjusted net income per share, basic	$0.49	$0.36
Adjusted net income per share, diluted	$0.49	$0.36

(1)
Pro forma earnings for second quarter 2011 is presented to give effect to the following as if the IPO and related recapitalization occurred as of January 1, 2010: (i) the elimination of all of Spirit's outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to Spirit's credit card processors through (x) the application of a portion of the IPO net proceeds, (y) the exchange of any notes not repaid with IPO net proceeds for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with IPO net proceeds for shares of common stock; (ii) adding back to net income the interest expense recorded in Spirit's statement of operations related to the indebtedness and preferred stock retired; (iii) the issuance of shares of common stock by Spirit in the IPO and the related recapitalization; and (iv) the estimated tax impact resulting from the above transactions.

(2)	Excludes unrealized mark-to-market losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income. Second quarter 2011 adjusted to conform to full-year pro forma presentation.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2012	2011
Total operating expenses, as reported	$291,176	$240,932
Less: Unrealized mark-to-market losses (1)	1,123	3,457
Less special items (2):
Loss on disposal of assets	33	35
Special charges (3)	15	2,280
Operating expenses, non-GAAP (4)	290,005	235,160
Less: Economic fuel expense, non-GAAP	119,110	103,865
Operating expenses excluding fuel, non-GAAP (5)	$170,895	$131,295

Available seat miles	2,826,916	2,425,642

CASM (cents)	10.30	9.93
Adjusted CASM (cents) (4)	10.26	9.70
Adjusted CASM ex-fuel (cents) (5)	6.05	5.41

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2012	2011
Operating income, as reported	$55,132	$34,959
Operating margin, GAAP	15.9%	12.7%
Add: Unrealized mark-to-market losses (1)	1,123	3,457
Add special items (2):
Loss on disposal of assets	33	35
Special charges (3)	15	2,280
Operating income, non-GAAP	$56,303	$40,731
Operating margin (4)	16.3%	14.8%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special items include loss on disposal of assets and special charges.

(3)
Special charges for 2011 include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida, and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

(4)	Excludes unrealized fuel hedge losses and special items.

(5)	Excludes all components of fuel expense, including realized and unrealized fuel hedge losses, and special items.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per gallon data)	2012	2011
Fuel Expense
Aircraft fuel, as reported	$120,233	$107,322
Less: Unrealized mark-to-market losses	1,123	3,457

Economic fuel expense, non-GAAP	$119,110	$103,865

Fuel gallons consumed	35,829	31,264

Economic fuel cost per gallon, non-GAAP	$3.32	$3.32

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR to GAAP net income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2012	2011
Net income, as reported	$34,591	$16,917
Add: Provision for income taxes	20,637	9,398
Income before income taxes, as reported	55,228	26,315
Add:
Interest expense	794	9,678
Capitalized interest	(794)	(1,039)
Interest income	(180)	(71)
Depreciation and amortization	3,327	1,691
EBITDA	58,375	36,574
Other expense	84	76
Unrealized mark-to-market losses	1,123	3,457
Loss on disposal of assets	33	35
Special charges	15	2,280
Adjusted EBITDA	59,630	42,422
Aircraft rent	36,060	29,081
Adjusted EBITDAR (1)	$95,690	$71,503
Adjusted EBITDAR margin (1)	27.6%	25.9%

(1)	Excludes unrealized mark-to-market fuel hedge losses and special items as described in the "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table above.

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